Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statements (Form S-8 Nos. 333-239404, 333-258421) pertaining to the Amended and Restated 2016 Equity Incentive Plan of Infinera Corporation,
(2)Registration Statement (Form S-3 No. 333-244741) of Infinera Corporation,
(3)Registration Statement (Form S-8 No. 333-233150) pertaining to the 2019 Inducement Equity Incentive Plan of Infinera Corporation,
(4)Registration Statements (Form S-8 Nos. 333-232358, 333-225887) pertaining to the Amended and Restated 2007 Employee Stock Purchase Plan, and the Amended and Restated 2016 Equity Incentive Plan of Infinera Corporation,
(5)Registration Statement (Form S-3 No. 333-227199) of Infinera Corporation,
(6)Registration Statement (Form S-8 No. 333-218410) pertaining to the 2016 Equity Incentive Plan, as amended of Infinera Corporation,
(7)Registration Statement (Form S-8 No. 333-211498) pertaining to the 2016 Equity Incentive Plan of Infinera Corporation,
(8)Registration Statement (Form S-8 No. 333-196136) pertaining to the 2007 Employee Stock Purchase Plan of Infinera Corporation,
(9)Registration Statements (Form S-8 Nos. 333-193776, 333-186549, 333-179931, 333-173887, 333-165206, 333-158921) pertaining to the 2007 Equity Incentive Plan and the 2007 Employee Stock Purchase Plan of Infinera Corporation, and
(10)Registration Statements (Form S-8 Nos. 333-150546 and 333-143561) pertaining to the 2000 Stock Plan, the 2007 Equity Incentive Plan, and the 2007 Employee Stock Purchase Plan of Infinera Corporation;
of our reports dated February 23, 2022, with respect to the consolidated financial statements and schedule of Infinera Corporation, and the effectiveness of internal control over financial reporting of Infinera Corporation, included in this Annual Report (Form 10-K) for the year ended December 25, 2021.

/s/ Ernst & Young LLP

San Jose, California
February 23, 2022